EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
ViewCast.com, Inc.:

We consent to incorporation by reference in the registration statements on Form SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No. 333-63799, S-8 No. 333-119104, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630  of our report dated March 31, 2010 on our audit of the consolidated financial statements of ViewCast.com, Inc. and Subsidiaries as of December 31, 2009, which report is included in the December 31, 2009 Annual Report on Form 10-K of ViewCast.com, Inc.
/s/ BKD, LLP
Dallas, Texas
March 31, 2010